UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2006

MICROMED CARDIOVASCULAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51487 (Commission File Number)	98-0228169 (IRS Employer Identification No.)

8965 Interchange Drive
Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 838-9210

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Resignation Letter - Erwin P. Bauer
Resignation Letter - Paul Frison

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 7, 2006, MicroMed Cardiovascular, Inc. (the “Company”) appointed Ms. Clarice Motter as Interim Chief Financial Officer and Chief Accounting Officer. Ms. Motter has over 20 years experience as an accounting, financial, tax, and administrative professional, serving as Interim CFO and Controller of companies in the biotechnology, construction, manufacturing and service industries. Ms. Motter has served as the Acting Controller and Chief Accounting Officer of Zonagen and LifeCell corporations, both biotech companies, which she helped lead to successful public offerings. Ms. Motter has also served as Interim CFO and Controller for Teal Construction Company and SGB Construction Services, Inc. Most recently, Ms. Motter has been serving as the Company’s Acting Controller and Acting Principal Accounting Officer since November 2005. The Company has agreed to compensate Ms. Motter semi-monthly based on the amount of time dedicated to the corporation.
     On September 8, 2006, Prof. Erwin P. Bauer, M.D. resigned from the Board of Directors of the Company. Prof. Bauer did not serve on any board committees. Prof. Bauer informed the Company that his resignation is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
     On September 8, 2006, Mr. Paul Frison resigned from the Company’s Board of Directors. Mr. Frison served on the Audit Committee of the Board. Mr. Frison informed the Company that his resignation is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
          99.1 Resignation letter of Erwin P. Bauer.
          99.2 Resignation letter of Paul Frison.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMED CARDIOVASCULAR, INC.
Date: September 12, 2006	By:	/s/ Clarice Motter
Clarice Motter
Corporate Secretary (Duly Appointed Officer)

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EXHIBIT INDEX
          99.1 Resignation letter of Erwin P. Bauer.
          99.2 Resignation letter of Paul Frison.

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